THE COMPANY EXPECTS TO FILE THE REQUIRED FINANCIAL STATEMENTS OF THE CHILL GROUP WITHIN 90 DAYS OF THE DATE OF THIS REPORT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our”.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in our 8-K Report filed on August 2, 2018, we completed a Common Stock Purchase and Sale Agreement (“Purchase Agreement”) with The Chill Group, Inc., a California corporation (“Chill Group”) and their shareholders pursuant to which we acquired all of the issued and outstanding common stock of Chill Group. We require additional time in order to consolidate and audit the financial statements of Chill Group as required by Item 9.01 of this Report and by Regulation S-X under the Securities Exchange Act of 1934, as amended. Consequently, we will be unable to file the audited financial statements when due on or about October 16, 2018. We expect to file the required financial statements within 90 days of the date of this Report at which time we will file an amended report containing the required financial statements.

Section 2- Financial Information

Item 2.01 Completion of Acquisition of or Disposition of Assets.

The information in Item 1.01 of this Report concerning the Purchase Agreement is incorporated herein and made a part of this Item 2.01.

Section 9- Financial Statement and Exhibits

Item 9.01 Financial Statement and Exhibits

The information in Item 1.01 of this Report and as further detailed in our August 2, 2018 8-K Report concerning the Purchase Agreement is incorporated herein and made a part of this Item 9.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: October 9, 2018	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer